UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2022
 __________________
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-11590	51-0064146
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
500 Energy Lane, Dover, Delaware 19901
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: 302.734.6799

Not Applicable
Former name or former address, if changed since last report.
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Board of Directors (the "Board") of Chesapeake Utilities Corporation (the "Company") increased the size of the Board from eleven to thirteen directors and appointed Sheree M. Petrone and Stephanie N. Gary to serve on the Board, effective July 22, 2022. Ms. Petrone will serve as a Class III director and Ms. Gary will serve as a Class II director. It is expected that Mmes. Petrone and Gary will stand for election at the 2023 Annual Meeting of Stockholders. The Board determined that Mmes. Petrone and Gary each qualify as an independent director under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission.

Mmes. Petrone and Gary will each receive the standard non-employee director compensation for serving on the Board, representing the pro-rata portions of the annual non-employee cash retainer of $80,000 and annual non-employee equity retainer valued at $85,000 for the July 2022 through May 2023 term. The number of shares comprising the equity retainer was determined based upon the closing sale price of the Company’s common stock on July 21, 2022, and will be issued to Mmes. Petrone and Gary upon commencement of each of their respective service as of July 22, 2022. The shares will be issued under the 2013 Stock and Incentive Compensation Plan ("SICP"), as amended, and will be fully vested as of the date of the issuance. The terms of the SICP are fully described in the Company’s Proxy Statement dated March 29, 2013, in connection with the Company’s 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 2, 2013. Mmes. Petrone and Gary will also be reimbursed for normal business expenses incurred in connection with attending meetings and performing other Board-related services.

There are no arrangements or understandings between Mmes. Petrone and Gary and any other person pursuant to which Mmes. Petrone and Gary were each appointed as one of the Company's directors. There are no transactions between either of Mmes. Petrone and Gary, on the one hand, and the Company on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release regarding the appointments of Mmes. Petrone and Gary, which was issued on July 25, 2022, is attached as Exhibit 99.1 and includes biographical information for Mmes. Petrone and Gary.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated July 25, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

/s/ Beth W. Cooper
Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary

Date: July 25, 2022